Exhibit 99.1

Third Quarter Operational Update

We estimate daily production for the third quarter of 2012 to be between 10,000 and 11,000 BOE/d, of which we expect oil and natural gas liquids to comprise approximately 80%.

Our portion of the July lifting covered approximately 545,000 barrels (valued at approximately $50 million at the time), including a one-time catch-up of Alba production for periods prior to closing, and placed us in an overlift position at the end of July.

Cautionary Note Regarding Forward-Looking Statements

The information set forth in this Exhibit 99.1 includes “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include statements that express a belief, expectation, or intention, as well as those that are not statements of historical fact, and may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. The Company’s forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. You should not to rely on them unduly.

The Company has based these forward-looking statements on our current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks, contingencies and uncertainties, which may not be exhaustive, relate to, among other matters, the following:

•	discovery, estimation, development and replacement of oil and gas reserves;

•	decreases in proved reserves due to technical or economic factors;

•	drilling of wells and other planned exploitation activities;

•	timing and amount of future production of oil and gas;

•	the volatility of oil and gas prices;

•	availability and terms of capital;

•	operating costs such as lease operating expenses, administrative costs and other expenses;

•	our future operating or financial results;

•	amount, nature and timing of capital expenditures, including future development costs;

•	cash flow and anticipated liquidity;

•	availability of drilling and production equipment;

•	uncertainties related to drilling and production operations in a new region;

•	cost and access to natural gas gathering, treatment and pipeline facilities;

•	business strategy and the availability of acquisition opportunities; and

•	factors not known to the Company at this time.

Any of these factors, or any combination of these factors, could materially affect our future financial condition or results of operations and the ultimate accuracy of a forward-looking statement. The forward-looking statements are not guarantees of the Company’s future performance, and the Company’s actual results and future developments may differ materially from those projected in the forward-looking statements. In addition, any or all of the Company’s forward-looking statements included in this Exhibit 99.1 may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those mentioned in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.